Exhibit a (3) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED STOCK TRUST
Amendment No. 5
TO THE
AMENDED & RESTATED
DECLARATION OF TRUST
Dated May 19, 2000

This Declaration of Trust is amended as follows:

Strike Section 1 - Name of Article I - NAMES AND DEFINITIONS from the Declaration of Trust and substitute in its place the following:

Section 1.  Name.

This Trust shall be known as Federated MDT Stock Trust.

Strike subsection (b) from Section 2 - Definitions of Article I - NAMES AND DEFINITIONS from the Declaration of Trust and substitute in its place the following:

(b)  The “Trust” refers to Federated MDT Stock Trust;

Strike the first paragraph of Section 5 - Establishment and Designation of Series or Class, of Article III - BENEFICIAL INTEREST from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Institutional Service Shares
Institutional Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of November, 2009, to become effective on the 29th day of January, 2010.

WITNESS the due execution hereof this 12th day of November, 2009.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James F. Will